[LOGO FOR MICROMUSE NETCOOL® SOLUTIONS™]

Investor Relations contact:	Public Relations contact:
Stephanie Hillstrom	Sonia.Ramanah
Director, Investor Relations	Manager, Public Relations
(415) 343-7640	+44 (0)208 887 8056
investor.relations@micromuse.com	sonia.ramanah@micromuse.com

OCTOBER 29, 2003

Micromuse Reports Q4 Total Revenue of $33.3 Million

Delivers Q4 Pro Forma EPS of $0.04 and Q4 GAAP EPS of $0.02

Posts FY03 Total Revenue of $125.4 Million

SAN FRANCISCO – Micromuse Inc. (Nasdaq: MUSE), the leading provider of business and service assurance software, reported financial results today for the fiscal quarter and year ended September 30, 2003. Total revenue for fiscal Q4 was $33.3 million, 33% higher than in Q4 of fiscal 2002. Pro forma net income for the quarter – which specifically excludes the amortization of intangible assets, the writeoff of in-process research and development, and executive recruitment costs – was $3.1 million or $0.04 per share. Net income on a GAAP basis for fiscal Q4 was $1.8 million or $0.02 per share. For a detailed comparison of quarterly pro forma and GAAP results, please refer to the reconciliation statement at the bottom of this press release.

For fiscal year 2003, Micromuse delivered total revenue of $125.4 million, compared with $139.1 million in fiscal year 2002. Pro forma net income for fiscal 2003 – which specifically excludes the amortization of intangible assets, the writeoff of in-process research and development, restructuring charges, and executive recruitment costs – was $6.1 million or $0.08 per share. Net loss on a GAAP basis for fiscal 2003 was $4.1 million or $0.05 per share. For a detailed comparison of annual pro forma and GAAP results, please refer to the reconciliation statement at the bottom of this press release.

“Our strong Q4 results capped a fiscal year in which we increased revenue sequentially every quarter and delivered three consecutive quarters of pro forma and GAAP profitability,” said Lloyd Carney, Micromuse Chairman and CEO. “Throughout fiscal 2003, we significantly deepened our enterprise, government, and wireless presence, we expanded the Netcool suite through both internal product development and acquisitions, and we built increasingly strategic relationships with our valued customers, indirect channels, and technology partners. These achievements, plus our ongoing focus on managing expenses, create a strong foundation for continuing growth and profitability in fiscal 2004.”

Fiscal Q4 2003 Highlights

>	Total revenue was $33.3 million, up 33% compared with Q4 of fiscal 2002.

>	Pro forma earnings per share were $0.04, marking three consecutive quarters of profitability on a pro forma basis.

>	GAAP earnings per share were $0.02, marking three consecutive quarters of profitability on a GAAP basis.

>	Lloyd Carney joined Micromuse as Chairman and Chief Executive Officer.

>	Dr. Craig Farrell (formerly CEO of Network Harmoni) joined Micromuse as Chief Technology Officer.

>	Micromuse completed the acquisition of Network Harmoni for approximately $23 million in cash.

Fiscal 2003 Highlights

>	The company delivered FY03 revenue of $125.4 million, FY03 pro forma earnings of $0.08 per share, and FY03 GAAP loss of $0.05 per share.

>	Cash flow from operations in FY03 was $19.4 million.

>	Deferred revenue and backlog were both significantly higher at the end of FY03 than at the end of FY02.

>	In FY03, the company:

•	Generated 41% of total revenue from the enterprise sector, compared with 25% in FY02.

•	Added more than 150 new customers.

•	Added more than 50 new products, product enhancements, and integrations to the Netcool suite.

•	Completed two cash-based acquisitions (Lumos Technologies and Network Harmoni) while remaining debt-free.

Fiscal Q1 2004 Outlook

Micromuse establishes the following guidance for the quarter ending December 31, 2003, based on information available as of October 29, 2003:

>	The company anticipates that fiscal Q1 revenue will be in the range of $34 to $35 million.

>	The company anticipates that earnings per share on a pro forma basis will be in the range of $0.03 to $0.04.

>	The company anticipates that earnings per share on a GAAP basis will be in the range of $0.01 to $0.02.

For a detailed comparison of pro forma and GAAP guidance for fiscal Q1, please refer to the reconciliation statement at the bottom of this press release.

Q4 and Fiscal 2003 Conference Call, Webcast, and Replay Information

Micromuse will host a conference call and simultaneous webcast on Wednesday, October 29, 2003 at 5:00 AM PT, 8:00 AM ET to announce pro forma and GAAP results for the fourth quarter and fiscal year 2003. The live call will be available to the general public by dialing 888-428-4473 (domestic) or 651-291-0900 (international). A live webcast of the conference call will be available at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MUSE&script=2100 or via a link from the Micromuse web site at http://www.micromuse.com/. From the web site home page, select the “Our Company” link and then select “Investor Relations” to access the live webcast.

A replay of this conference call will be available by dialing 800-475-6701 (domestic) or 320-365-3844 (international) and entering access code 701773. The replay will be available from Wednesday, October 29 at 12:45 PM ET until Wednesday, November 5 at 11:59 PM ET. The replay will also be available as an archived audio file at http://www.micromuse.com/. From the web site home page, select the “Our Company” link, the “Investor Relations” link, and the “Audio Archives” link to access the web-based replay.

About Micromuse

Micromuse Inc. (Nasdaq: MUSE) is the leading provider of service and business assurance software solutions. The Netcool® software suite provides organization with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include AT&T, BT, Cable & Wireless, Charles Schwab, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, T-Mobile and Verizon. Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107; (415) 538-9090. The Web site is at www.micromuse.com.

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: fluctuations in customer demand, the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel), the risks associated with the expansion of the Company’s distribution channels, the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company’s markets, the risks associated with competition, the risks associated with international sales as the Company expands its markets, and the ability of the Company to compete successfully in the future, as well as other risks identified in the Company’s Securities and Exchange Commission Filings, including but not limited to those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and on Form 10-K on file with the Securities and Exchange Commission and available on the Company’s Web site.

MICROMUSE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

ASSETS
	September 30, 2003	September 30, 2002
Assets:
Cash and cash equivalents	$89,385	$117,218
Short-term investments	33,196	42,126
Long-term investments	67,528	28,293

Total cash, cash equivalents and investments	190,109	187,637
Billed receivables, net	13,285	18,386
Prepaid expenses and other current assets	4,956	5,760
Property and equipment, net	6,073	9,534
Goodwill and other intangible assets, net	61,645	40,666

	$276,068	$261,983

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,849	$2,374
Accrued expenses	23,060	25,205
Income taxes payable	6,366	6,652
Deferred revenue	41,018	36,524

Total current liabilities	77,293	70,755
Stockholders’ equity
Preferred stock; $0.01 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.01 par value; 200,000 shares authorized; 78,543 and 75,194 shares outstanding as of September 30, 2003 and September 30, 2002, respectively	785	752
Additional paid-in capital	209,873	196,048
Treasury stock	(2,657)	(2,657)
Accumulated other comprehensive loss	(3,152)	(899)
Accumulated deficit	(6,074)	(2,016)

Total stockholders’ equity	198,775	191,228

	$276,068	$261,983

MICROMUSE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousand, except per share data)

	Three months ended September 30,		Year ended September 30,
	2003	2002	2003	2002
Revenues:
License	$16,665	$10,602	$67,129	$78,534
Maintenance and services	16,622	14,408	58,300	60,595

Total revenues	33,287	25,010	125,429	139,129

Cost of revenues:
License	1,294	1,657	5,594	6,326
Maintenance and services	3,007	3,664	12,405	17,601

Total cost of revenues	4,301	5,321	17,999	23,927

Gross profit	28,986	19,689	107,430	115,202

Operating expenses:
Sales and marketing	14,499	15,210	57,984	69,250
Research and development	7,599	8,981	29,669	32,874
General and administrative	4,264	4,149	16,354	17,259
Amortization of goodwill and other intangible assets	1,398	3,131	5,730	11,432
In process research and development	162	600	304	600
Restructuring charge	—	4,186	5,015	4,186
Executive recruiting costs	722	—	722	449

Total operating expenses	28,644	36,257	115,778	136,050

Income (loss) from operations	342	(16,568)	(8,348)	(20,848)
Other income, net	972	1,390	4,638	5,755

Income (loss) before income taxes	1,314	(15,178)	(3,710)	(15,093)
Income tax provision (benefit)	(533)	2,555	348	2,584

Net income (loss)	$1,847	$(17,733)	$(4,058)	$(17,677)

Per share data:
Basic net income (loss)	$0.02	$(0.24)	$(0.05)	$(0.24)
Diluted net income (loss)	$0.02	$(0.24)	$(0.05)	$(0.24)
Weighted average shares used in computing:
Basic net income (loss) per share	77,903	75,029	76,381	74,551
Diluted net income (loss) per share	81,579	75,029	76,381	74,551

MICROMUSE INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three months ended September 30,		Year ended September 30,
	2003	2002	2003	2002
Revenues:
License	$16,665	$10,602	$67,129	$78,534
Maintenance and services	16,622	14,408	58,300	60,595

Total revenues	33,287	25,010	125,429	139,129

Cost of revenues:
License	1,294	1,657	5,594	6,326
Maintenance and services	3,007	3,664	12,405	17,601

Total cost of revenues	4,301	5,321	17,999	23,927

Gross profit	28,986	19,689	107,430	115,202

Operating expenses:
Sales and marketing	14,499	15,210	57,984	69,250
Research and development	7,599	8,981	29,669	32,874
General and administrative	4,264	4,149	16,354	17,259

Total operating expenses	26,362	28,340	104,007	119,383

Income (loss) from operations	2,624	(8,651)	3,423	(4,181)
Other income, net	972	1,390	4,638	5,755

Income (loss) before income taxes	3,596	(7,261)	8,061	1,574
Income tax provision (benefit)	450	22	1,921	2,584

Net income (loss)	$3,146	$(7,283)	$6,140	$(1,010)

Per share data:
Basic net income (loss)	$0.04	$(0.10)	$0.08	$(0.01)
Diluted net income (loss)	$0.04	$(0.10)	$0.08	$(0.01)
Weighted average shares used in computing:
Basic net income (loss) per share	77,903	75,029	76,381	74,551
Diluted net income (loss) per share	81,579	75,029	78,766	74,551

MICROMUSE INC.

RECONCILIATION BETWEEN INCOME ON A GAAP AND PRO-FORMA BASIS

(In thousands)

	Three months ended September 30,		Year ended September 30,
	2003	2002	2003	2002
GAAP net income (loss) –	$1,847	$(17,733)	$(4,058)	$(17,677)
Amortization of goodwill and other intangible assets	1,398	3,131	5,730	11,432
In process research and development	162	600	304	600
Restructuring charge	—	4,186	5,015	4,186
Executive recruiting costs	722	—	722	449
Income tax effect	(983)	2,533	(1,573)	—

PRO FORMA net income (loss) –	$3,146	$(7,283)	$6,140	$(1,010)

The pro forma condensed consolidated statement of operations and pro forma earnings guidance are presented for informational purposes only as an alternative view of the company’s operating results and guidance. In the calculation of the company’s pro forma earnings results, and in the provision of pro forma earnings guidance, Micromuse excludes certain items such as the amortization of goodwill and other intangible assets, the write off of in-process research and development, and other related income-tax effects. Also excluded are items such as restructuring charges and executive recruiting costs. Micromuse believes that excluding these items provides investors with a representation of the Company’s core performance, and a pro forma base line for assessing the future earnings potential of the company. The pro forma condensed consolidated statement of operations should not be considered as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from pro forma measures used by other companies.

IMPACT OF PRO FORMA ADJUSTMENTS ON FORWARD LOOKING DILUTED NET INCOME PER SHARE

(As of October 29, 2003)

Three months ended December 31, 2003
GAAP diluted net income per share	$0.01 to $0.02
Amortization of goodwill and other intangible assets	$0.02
Income tax effect	($0.005)

PRO FORMA diluted net income per share	$0.03 to $0.04